                                                             Page 46 of 59 Pages

                                                                       Exhibit 6

                             Executive Officers and
                       Members of Conseil d'Administration
                                       of
                          ALPHA ASSURANCES VIE MUTUELLE


            The names of the Members of Conseil d'Administration and the names and titles of the Executive Officers of Alpha Assurances Vie Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of Alpha Assurances Vie Mutuelle at Tour Franklin, 100/101 Terrasse Boieldieu, Cedex 11, 92042 Paris La Defense, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Alpha Assurances Vie Mutuelle and each individual is a citizen of the Republic of France.

          Name, Business Address              Present Principal Occupation
          ----------------------              ----------------------------
       *  Claude Bebear                       Chairman; Chairman of the Executive
          23, avenue Matignon                 Board, AXA-UAP
          75008 Paris, France

       *  Henri Brischoux                     Corporate Secretary; G.I.E. AXA
          21, rue de Chateaudun               France
          75009 Paris, France

       *  Bernard Cornille                    Audit Manager, AXA Assurances
          21, rue de Chateaudun
          75009 Paris, France

       *  Henri de Castries                   Senior Executive Vice President,
          23, avenue Matignon                 Financial Services and Life Insurance
          75008 Paris, France                 Activities (U.S. & U.K.), AXA-UAP

       *  Henri de Clermont-Tonnerre          Chairman of the Supervisory Board,
          90, rue de Miromesnil               Qualis SCA (transportation)
          75008 Paris, France

       *  Claude Fath                         Executive Officer

       *  Jean-Rene Fourtou                   Chairman and Chief Executive Officer,
          25, quai Paul Doumer                Rhone-Poulenc S.A. (industry)
          92408 Courbevoie, France

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                                                             Page 47 of 59 Pages

          Name, Business Address              Present Principal Occupation
          ----------------------              ----------------------------
       *  Patrice Garnier                     Retired
          Latreaumont
          76360 Baretin, France

       *  Henri Lachmann                      Vice Chairman; Chairman and Chief
          56, rue Jean Giraudoux              Executive Officer, Strafor Facom (office
          67000 Strasbourg, France            furniture)

       *  Georges Rousseau                    Retired
          2, rue des Mouettes
          76130 Mont Saint Aignan, France

       *  Claude Tendil                       Chief Executive Officer; Senior
          21, rue de Chateaudun               Executive Vice President, French
          75009 Paris, France                 Insurance Activities, AXA-UAP

       *  Francis Vaudour                     Chief Executive Officer, Segafredo
          14, boulevard Industriel            Zanetti France S.A. (coffee importing
          76301 Sotteville les Rouen,         and processing)
          France

-------------------------------------------
    *  Member, Conseil d'Administration